UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2018

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 7, 2018, (the “Effective Date”), Windtree Therapeutics, Inc. (the “Company”) entered into a Payment Restructuring Agreement (“Agreement”) with Battelle Memorial Institute (“Battelle”). The Agreement restructures the outstanding principal balance due to Battelle, which was approximately $4,342,300 as at October 18, 2017 (the “Battelle Principal”), under the Company’s Services Agreement and Collaboration Agreement with Battelle. The Company and Battelle agree that the Battelle Payables has and shall accrue interest at a rate of 6% per annum, and from October 2017 through the Effective Date, interest in the amount of $324,545 has accrued. The Company shall pay Battelle any interest accruing following the Effective Date on the first day of each month. Any unpaid interest shall be added to the Battelle Principal amount.

Under the Agreement, the Company and Battelle agreed on a plan to reduce the Battelle Principal.  Battelle has agreed to participate in the Company’s next round of equity financing for at least $1,000,000 in the form of extinguishment of the Battelle Principal.  Furthermore, within 10 days following the next equity financing, the Company agrees to pay Battelle a sum of $972,281, and initiate payments to Battelle in the amount of $1,250,000 payable in five equal installments of $250,000 payable over the five succeeding calendar months thereafter.  In addition, the Company agrees to make two milestone payments.  The first milestone shall be payable upon enrollment of the first patient in the next AEROSURF® clinical study in an amount equal to half of the then-outstanding Battelle Principal, including unpaid interest.  The second milestone payment shall be made when the Company completes the device technology transfer for the Company’s next generation aerosol delivery system for AEROSURF in an amount equal to the then-outstanding Battelle Principal, including unpaid interest.  To secure its obligations to Battelle, within 10 days after the later of next equity financing or February 28, 2018, the Company has agreed to obtain a letter of credit at Battelle’s cost and for its benefit in the amount of the unpaid Battelle Principal on the date of issuance.  Notwithstanding the foregoing, if any milestone payment remains unpaid on December 31, 2019, then all unpaid milestone payments shall be accelerated and be due in full on or before January 7, 2020.

The Company also confirmed its commitment to pay certain royalties to Battelle as set forth in its Collaboration Agreement with Battelle, and agrees to increase the maximum amount of royalties payable thereunder from $25,000,000 to $35,000,000.  In addition, within 30 days from the Effective Date, the Company agrees to issue 75,000 warrants to purchase shares of common stock, exercisable at a price of $6.50 per share, which expires on the fifth anniversary of the Effective Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Payment Restructuring Agreement between the Company and Battelle Memorial Institute effective as of December 7, 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

[Signatures appear on the next page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Frasier
Name:	Craig Fraser
Title:	President and Chief Executive Officer

Date:     December 7, 2018

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